Exhibit 23

CONSENT OF HANSEN, BARNETT & MAXWELL,
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use of our report dated March 1, 2005 with respect to the financial statements of ILX Resorts Incorporated included in this annual report on Form 10-K filed on March 30, 2004 with the Securities Exchange Commission, and incorporated by reference in the Registration Statements on Form S-3 (No. 333-103586 and No. 333-120378).

HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
March 30, 2004